UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 24, 2003 (April 21, 2003)

                        TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

461 From Road, Paramus, New Jersey	07652
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (201) 262-7800

(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure.

On April 21, 2003, the Board of Directors of Toys “R” Us, Inc. elected Cinda A. Hallman as a member of the Board of Directors.

Ms. Hallman has been the President and Chief Executive Officer of Spherion Corporation since April 2001 and a director of Spherion since February 1995.  Spherion Corporation provides recruitment, technology and outsourcing services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

DATE April 24, 2003	BY /s/ Louis Lipschitz
Louis Lipschitz
Executive Vice President and Chief Financial Officer